CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 30, 1998 included in this Form 8-K into Cornerstone Properties Inc.'s previously filed Registration
     Statements: Form S-8 (File No. 333-59923), Form S-3 (File No. 333-18303), Form S-3 (File No. 333-47149) and Form S-3 (File No. 333-59259).


                                                 /s/ ARTHUR ANDERSEN LLP


     Los Angeles, California
     September 4, 1998